Exhibit 99.1

Investor Relations Contact: Brian Norris Acme Packet +1.781.328.4790 bnorris@acmepacket.com	Media and Analyst Contact: Mike O’Malley Acme Packet +1.781.869.2975 momalley@acmepacket.com

Acme Packet Provides Second Quarter Update

Bedford, MA. — July 6, 2012 — Acme Packet® (NASDAQ: APKT), the leader in session delivery network solutions, today provided a financial update for the quarter ended June 30, 2012. The Company will release final financial results for the quarter and update its full year business outlook on Thursday, July 26, 2012 after the market closes. Based on preliminary second quarter estimates which are subject to change, the Company expects:

•	Total revenues to range between $66 million to $68 million.

•	GAAP gross margin to range between 79% and 80%.

•	Non-GAAP[1] gross margin to range between 82% and 83%.

•	Diluted loss per share on a GAAP basis to range between ($0.01) and ($0.02).

•	Diluted earnings per share on a non-GAAP[1] basis to range between $0.12 and $0.13.

•	Cash and cash equivalents to be approximately $400 million.

“We are disappointed with our preliminary results for the second quarter,” said Andy Ory, President and Chief Executive Officer of Acme Packet, Inc. “Our top line results were principally impacted by continued weakness in the North American service provider market. We are completing a full review of our operations and will provide a further update on July 26th.”

About Acme Packet

Acme Packet (NASDAQ: APKT), the leader in session delivery network solutions, enables the trusted, first-class delivery of next-generation voice, video, data and unified communications services and applications across IP networks. Our Net-Net product family fulfills demanding security, service assurance and regulatory requirements in service provider, enterprise and contact center networks. Based in Bedford, Massachusetts, Acme Packet designs and manufactures its products in the USA, selling them through over 230 reseller partners worldwide. More than 1,675 customers in 108 countries have deployed over 18,000 Acme Packet systems, including 88 of the top 100 service providers and 41 of the Fortune 100. For more information visit www.acmepacket.com.

Acme Packet, Inc. Safe Harbor Statement

Statements contained herein that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate to, among other things, expected financial and operating results, expected growth rates, future stock-based compensation and amortization expenses, future business prospects and market conditions. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those anticipated. These include, but are not limited to: the amount of stock-based compensation awarded; the applicable Company stock price used to determine stock-based compensation; the exercise pattern of employee stock options; difficulties expanding the Company’s customer base; difficulties leveraging market opportunities; difficulties providing solutions that meet the needs of customers; poor product sales; long sales cycles; difficulties developing new products; difficulties in relationships with vendors and partners; higher risks in international operations; difficulties managing rapid growth; difficulties managing the Company’s financial performance; the ability to hire and retain employees and appropriately staff operations; the Company’s cash needs; the impact of new accounting pronouncements and increased competition. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in the Company’s recent filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings.

[1]	Statement on Use of Non-GAAP Financial Measures:

To supplement its condensed consolidated statements of income presented in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company discloses certain non-GAAP financial measures, including “non-GAAP net income”, “net income on a non-GAAP basis”, “non-GAAP EPS”, and “net income per share on a non-GAAP basis”. These non-GAAP financial measures are not presented in accordance with GAAP and are not meant to be a substitute for the most directly comparable GAAP measures of “net income”, “EPS” or “net income per share”. Rather, these non-GAAP financial measures should be evaluated in conjunction with its most directly comparable GAAP financial measure and the Company’s financial statements as a whole.

Management uses these supplemental non-GAAP financial measures to evaluate performance period over period, to analyze the underlying trends in the Company’s business, to assess its performance relative to its competitors, and to establish operational goals and forecasts that are used in allocating resources. Management uses these non-GAAP financial measures because they exclude stock-based compensation expense which is a non-cash charge and related payroll taxes, amortization of acquired intangible assets, and merger and integration-related costs associated with the Company’s acquisition activities all of which are non-operational costs and expenses. By excluding stock-based compensation expense and related payroll taxes, amortization of acquired intangible assets, and merger and integration-related costs, management can compare the Company’s operations to prior periods and to the operations of other companies in its industry who may have materially different unusual, non-operational charges. Management does not consider any of stock-based compensation expense and related payroll taxes, amortization of acquired intangible assets, and merger and integration-related costs to be part of the Company’s operating activities or meaningful in evaluating the Company’s past financial performance or future prospects. Management believes that excluding these items is useful to investors because it is more representative of ongoing costs and therefore more comparable to historical operations.

Because management uses them, management believes that the disclosure of these non-GAAP financial measures to investors provides greater transparency and useful information to help the investor better understand the Company’s operating performance and to evaluate the methodology used by management to evaluate and measure such performance. Notwithstanding their utility to investors in understanding operational trends, these non-GAAP measures should not be considered measures of the Company’s liquidity. In addition, the Company cautions that its definition of “non-GAAP net income”, “net income on a non-GAAP basis”, “non-GAAP EPS” and “net income per share on a non-GAAP basis” may differ from similar measures used by other companies and may differ from period to period. Also, in future periods, management may make other adjustments for expenses and gains that it does not consider reflective of core operating performance in a particular period thereby modifying its definition of “non-GAAP net income”, “non-GAAP EPS” and “non-GAAP net income per share” by excluding these other or additional expenses and gains.

Reconciliation of Expected Non-GAAP Results for the Three Months Ending June 30, 2012 (unaudited):

	Three Months Ending June 30, 2012 (unaudited) (in thousands, except per share data)
	Low	High

Revenue	$66,000	$68,000

Reconciliation of non-GAAP gross margin:
GAAP gross margin	79%	80%
Adjustments:
Stock-based compensation expense and related payroll taxes	2%	2%
Amortization of acquired intangible assets	1%	1%
Merger and integration-related costs	—%	—%

Non-GAAP gross margin	82%	83%

Reconciliation of diluted non-GAAP net income per share:
GAAP net loss per share	($0.02)	($0.01)
Adjustments:
Stock-based compensation expense and related payroll taxes, net of taxes	0.13	0.13
Amortization of acquired intangible assets	—	—
Merger and integration-related costs	0.01	0.01

Non-GAAP net income per share	$0.12	$0.13